Execution

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (this “Agreement”), dated as of September 9, 2016, by and among OHA INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the Subsidiaries of the Borrower signatory hereto and each other Subsidiary of the Borrower that hereafter becomes a party hereto (Borrower, each Subsidiary of the Borrower a party hereto and each other Subsidiary hereafter becoming a party hereto shall be collectively known as the “Grantors”, and individually as a “Grantor”), in favor of MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as the Administrative Agent (the “Administrative Agent”), on its behalf and on behalf of the other banks and lending institutions (the “Lenders”) from time to time party to the Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders, and the Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, Lenders have agreed to make Loans to Borrower;
WHEREAS, in order to induce the Administrative Agent and Lenders to make the Loans as provided for in the Credit Agreement, the Grantors have agreed to enter into this Agreement;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Definitions.
(a)
    Credit Agreement Definitions. Capitalized terms defined in the Credit Agreement and not otherwise defined herein, when used in this Agreement shall have the respective meanings provided for in the Credit Agreement.
(b)
    Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Supporting Obligation”, and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the UCC, and the terms “Certificated Security”, “Clearing Corporation”, “Indorsement”, “Securities Account”, “Securities Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the UCC.

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(c)
    Additional Definitions. The following additional terms, when used in this Agreement, shall have the following meanings:
“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.
“Bank Loans” means debt obligations (including term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.
“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.
“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.
“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Collateral” shall mean, collectively, all of the following:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Deposit Accounts and Securities Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all fixtures;

(vii)	all General Intangibles (including, without limitation, all Payment Intangibles and Intellectual Property);

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(viii)	all Instruments (including, without limitation, all Promissory Notes);

(ix)	all Inventory;

(x)	all Investment Property (including all securities in Securities Accounts);

(xi)	all Software;

(xii)	all letters of credit, money, cash or cash equivalents;

(xiii)	all Goods and other personal property, whether tangible or intangible;

(xiv)	all Supporting Obligations and Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xv)	all Portfolio Investments;

(xvi)	all Commercial Tort Claims;

(xvii)	all as-extracted collateral;

(xviii)
all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records but excluding customer lists); and

(xix)
all income, products and Proceeds of all or any of the Collateral described in clauses (i) through (xv) hereof, including all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing.

Notwithstanding the foregoing, the term “Collateral” shall not include or extend to (collectively, the “Excluded Collateral”): (i) any personal property or fixtures of any Grantor which are incapable of being encumbered to the extent expressly prohibited by restrictions imposed in connection with Indebtedness expressly permitted under the Credit Agreement, (ii) each

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Grantor’s rights or interests in any Trademarks, Copyrights or Patents to the extent that the granting of a security interest would render such Trademarks, Copyrights or Patents unenforceable under applicable law; provided, further, immediately upon the ineffectiveness, lapse or termination of any such applicable law, such Grantor shall be deemed to have immediately granted a security interest in, all of its right, title and interest in and to such Trademarks, Copyrights or Patents, as applicable, as if such provisions or requirements of law had never been in effect, (iii) any contract, lease, license, instrument or agreement to which a Grantor is a party to the extent (but only to the extent) that the grant of such security interest would constitute or result in either (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such contract, lease, license, instrument or agreement (other than, in the case of both clauses (A) and (B), to the extent that any such terms would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction (or any successor provisions) or any other applicable law (including the Bankruptcy Code) or principals of equity), (iv) any Excluded Equity Interest, (v) any U.S. Government Securities subject to repurchase agreements or any other credit facility established for the purpose of purchasing or buying U.S. Government Securities to the extent permitted under the Credit Agreement, (vi) any payroll accounts so long as such payroll account is coded as such, withholding tax accounts, pension fund accounts, 401(k) accounts, and other deposit accounts specifically and exclusively used for employee wage, health and benefit payments, (vii) any fiduciary accounts or any account for which any Grantor is the servicer for another Person, including any accounts in the name of any Grantor in its capacity as servicer for a Special Purpose Subsidiary and any Agency Account, and (viii) any intent-to-use application for United States trademark registration. Notwithstanding the foregoing, “Excluded Collateral” shall not include proceeds, substitutions or replacements of any Excluded Collateral unless such proceeds, substitutions or replacements would independently constitute Excluded Collateral.
“Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC.
“Copyright License” shall mean any written agreement, now or hereinafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

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“Depositary” means The Depositary Trust Company, its nominees and their respective successors.
“Designated Securities Account” means that certain custodial account, number 16931100 in the name of the Borrower held at the Designated Securities Intermediary, or such other Securities Account subject to a Control Agreement as shall be approved in writing by the Administrative Agent.
“Designated Securities Intermediary” means Wells Fargo Bank, N.A., in its capacity as “securities intermediary” under the Control Agreement applicable to the Designated Securities Account, or such other financial institution as shall be approved in writing by the Administrative Agent.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.
“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.
“Event of Default” shall have the meaning set forth for such term in Section 7 hereof.
“Excluded Equity Interest” means any Equity Interest of a CFC or a Transparent Subsidiary, other than (x) non-voting Equity Interests in a CFC or Transparent Subsidiary, as applicable, that are directly held by a Grantor and (y) 65% of the voting Equity Interests in a CFC or Transparent Subsidiary, as applicable, that are directly held by a Grantor.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Indorsed” means, with respect to any Certificated Security, that such Certificated Security has been assigned or transferred to the applicable transferee pursuant to an effective Indorsement.
“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications

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for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, and all derivations thereof; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other Licenses to use any of the items described in the preceding clause (a), and any other similar items necessary to conduct or operate the business of each Grantor.
“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of each Grantor in Intellectual Property.
“Mortgage” means each mortgage, deed of trust, deed to secure debt or similar instrument made by a Grantor in favor of the Administrative Agent which encumbers Real Property as security for the Secured Obligations.
“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
“Pledged Equity Interests” means all Equity Interests (other than Excluded Equity Interests) owned by any Grantor issued by any Subsidiary of such Grantor and the certificates, if any, representing such Equity Interests and any interest of such Grantor in the entries on the books of the issuer of such Equity Interests or on the books of any Securities Intermediary pertaining to such Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.
“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all patents of the United States or any other country, all registrations and recordings thereof, and all applications for patents of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.
“Real Property” means any estates or interests in real property (including, without limitation, any Hydrocarbon Interests) now owned or hereafter acquired by any Grantor and the improvements thereto.
“Secured Obligations” shall mean (i) all Obligations of the Borrower under the Credit Agreement and the other Loan Documents (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (ii) all obligations of each other Grantor under any Subsidiary Guarantee Agreement and all other Loan Documents to which such other Grantor is a party to (whether for principal, interest, fees, expenses, indemnity or reimbursement

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payments, or otherwise), (iii) all renewals, extensions, refinancings and modifications thereof, and (iv) all reasonable costs and expenses incurred by the Administrative Agent in connection with the exercise of its rights and remedies hereunder (including reasonable attorneys’ fees).
“Security Interests” shall mean the security interests granted to the Administrative Agent on its behalf and on behalf of the Lenders pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.
“Software” shall mean all “software” (as defined in the UCC), now owned or hereafter acquired by any Grantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.
“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.
“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“United States” or “U.S.” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.
SECTION 2.
    Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent, for its and for the benefit of the Lenders, as follows:

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(a)
    Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title (except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purpose; provided, however, that the foregoing exception shall not apply to any Portfolio Investments) to all of its Collateral, free and clear of any Liens other than Permitted Liens.
(b)
    Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction except such financing statement by such Grantor in favor of Administrative Agent pursuant to this Agreement or the other Loan Documents. None of the Collateral is in the possession of a Person (other than any Grantor) asserting any claim thereto or security interest therein, except that the Administrative Agent or its designee may have possession of Collateral as contemplated hereby and except for Permitted Liens.
(c)
    When the UCC financing statements in appropriate form are filed in the offices specified on Schedule I attached hereto, the Security Interests shall constitute valid and perfected security interests in the Collateral, prior to all other Liens and rights of others therein except for the Permitted Liens, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, assuming the proper filing and indexing thereof.
(d)
    None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).
(e)
    Schedule II correctly sets forth, as of the date hereof, each Grantor’s state of organization, taxpayer identification number, organizational identification number and correct legal name as it appears on the public record of such Grantor’s jurisdiction of organization.
(f)
    The Perfection Certificate, which is attached hereto as Schedule III, correctly sets forth, as of the date hereof, (i) all names and tradenames that each Grantor has used within the last five years and the names of all Persons that have merged into or been acquired by each Grantor within the last five years, (ii) the name and address of each bank at which each Grantor maintains Deposit Accounts and the account numbers for each Deposit Account, (iii) the name and address of each financial institution at which each Grantor maintains Securities Accounts and the account numbers for each Securities Account, (iv) all letters of credit under which each Grantor is a beneficiary, (v) all third parties with possession of any Inventory or Equipment of each Grantor and (vi) each Grantor’s chief executive office.

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(g)
    As of the date hereof, such Grantor does not have any ownership interest in, or title to, any material Patent, Trademark or Copyright except as set forth in the Perfection Certificate.
(h)
    No Portfolio Investment owned by any Grantor as of the date hereof constitutes Excluded Collateral.
(i)
    Each Subsidiary Guarantor is organized as a limited liability company or limited partnership. The ownership interests in each such Subsidiary Guarantor are not certificated and no such Subsidiary Guarantor has elected to treat any such interest as a “security” within the meaning of Article 8 of the UCC. With respect to any Subsidiary Guarantor controlled by a Grantor on the date hereof, such Grantor has obtained all requisite consents required under such Subsidiary Guarantor’s organizational documents and has taken all such other actions necessary to grant to the Administrative Agent a first priority perfected security interest in such Grantor’s interest in such Subsidiary Guarantor.
SECTION 3.
    The Security Interests. In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, each Grantor hereby pledges, collaterally assigns, hypothecates, sets over and conveys to the Administrative Agent, on behalf of itself and on behalf of the Lenders, and grants to the Administrative Agent, on behalf of itself and on behalf of the Lenders, a continuing security interest in and to, all of its rights in and to all Collateral now or hereafter owned or acquired by such Grantor or in which such Grantor now has or hereafter has or acquires any rights, and wherever located. The Security Interests are granted as security only and shall not subject the Administrative Agent or any Lender to, or transfer to the Administrative Agent or any Lender, or in any way affect or modify, any obligation or liability of the Grantor with respect to any Collateral or any transaction in connection therewith.
SECTION 4.
    Further Assurances; Covenants.
(a)
    General.
(i)
    No Grantor shall change the location of its chief executive office or principal place of business unless it shall have given the Administrative Agent thirty (30) days prior notice thereof (or such shorter period as may be approved by the Administrative Agent in its sole discretion), as well as executed (to the extent such signature is required) and delivered to the Administrative Agent all financing statements and financing statement amendments which the Administrative Agent may request in connection therewith. No Grantor shall change the locations, or

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establish new locations, where it keeps or holds any of the Collateral or any records relating thereto from the applicable locations described in the Perfection Certificate attached hereto as Schedule III unless such Grantor shall have given the Administrative Agent thirty (30) days prior notice of such change of location (or such shorter period as may be approved by the Administrative Agent in its sole discretion).
(ii)
    No Grantor shall change its name, organizational identification number, identity, jurisdiction of organization, or corporate structure in any manner unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof (or such shorter period as may be approved by the Administrative Agent in its sole discretion), and executed and delivered to the Administrative Agent all financing statements and financing statement amendments which the Administrative Agent may request in connection therewith. No Grantor shall merge or consolidate into, or transfer any of the Collateral to, any other Person other than another Grantor, without the prior written consent of the Administrative Agent; provided, however, consent shall not be required for any merger, consolidation, liquidation, dissolution or transfer permitted under the Credit Agreement.
(iii)
    Each Grantor hereby authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect, in such jurisdictions as the Administrative Agent may deem necessary or desirable in order to perfect the security interests granted by such Grantor under this Agreement, without the signature of such Grantor where permitted by applicable laws. Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper (collectively, the “Additional Perfection Documents”) and take any other action (including, without limitation, any filings with the United States Copyright Office or the United States Patent and Trademark Office, Copyright, Patent or Trademark filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Administrative Agent may reasonably request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Administrative Agent to obtain the full benefits of this Agreement, or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. To the maximum extent permitted by applicable law, each Grantor hereby authorizes the Administrative Agent to file such

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executed Additional Perfection Documents in any appropriate filing office. Grantors shall pay or reimburse the Administrative Agent for any and all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the recording or filing of any financing statements, financing statement amendments or continuation statements necessary in the sole discretion of the Administrative Agent, to perfect the Administrative Agent’s and Lenders’ security interest in the Collateral.
(iv)
    Except as set forth in the Perfection Certificate attached hereto as Schedule III, no Grantor shall permit any of its material equipment and other material tangible assets to be in the possession of any other Person (other than another Grantor or the Designated Securities Intermediary or such equipment or tangible assets in transit or out for repair) unless pursuant to an agreement in form and substance satisfactory to the Administrative Agent (A) such Person has acknowledged that (1) it holds possession of such tangible assets for the Administrative Agent’s benefit, subject to the Administrative Agent’s instructions, and (2) such Person does not have a Lien in such tangible assets (other than Permitted Liens), (B) such Person agrees not to hold such tangible assets on behalf of any other Person and (C) such Person agrees that, after the occurrence and during the continuance of an Event of Default and upon request by the Administrative Agent to issue and deliver to the Administrative Agent any documents relating to such Collateral in the Administrative Agent’s name and in form and substance acceptable to the Administrative Agent.
(v)
    No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than sales or other dispositions of assets permitted under the Credit Agreement or a waiver or consent under the Credit Agreement; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for Permitted Liens or a waiver or consent under the Credit Agreement.
(vi)
    Each Grantor will, promptly upon request by the Administrative Agent, provide to the Administrative Agent all information and evidence it may reasonably request concerning the Collateral, to enable the Administrative Agent to enforce the provisions of this Agreement.
(vii)
    Each Grantor shall take all actions reasonably requested by the Administrative Agent in order to maintain the perfected status of the Security Interests. Without limiting the foregoing, except as otherwise directed by the

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Administrative Agent as set forth herein and except as otherwise permitted by Section 2.18 of the Credit Agreement with respect to Cash and Cash Equivalents permitted to be held in Deposit Accounts from time to time, the Grantors shall cause all Portfolio Investments of any Grantor or other Collateral of such Grantor to be held, registered or covered by a recorded UCC-1 financing statement as follows (each, a “Delivery”), in each case in a manner reasonably satisfactory to the Administrative Agent, on or prior to the Closing Date and within ten (10) days (or such longer period agreed to by the Administrative Agent in its sole discretion) after the acquisition thereof by a Grantor with respect to any such Portfolio Investment or Collateral acquired after the Closing Date:
a.
    subject to clause l. below, in the case of each Certificated Security (other than a U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), such Certificated Security is either (i) in the possession of the Administrative Agent and registered in the name of the Administrative Agent (or its nominee) or Indorsed to the Administrative agent or in blank, all in form and substance satisfactory to the Administrative Agent or (ii) in the possession of the Designated Securities Intermediary and registered in the name of the Designated Securities Intermediary (or its nominee) or Indorsed in blank and the Designated Securities Intermediary has either (i) agreed in documentation reasonably satisfactory to the Administrative Agent to hold such Certificated Security as bailee on behalf of the Administrative Agent or (ii) credited such Certificated Securities to the Designated Securities Account;
b.
    subject to clause l. below, in the case of each Instrument, such Instrument is either (i) in the possession of the Administrative Agent and indorsed to the Administrative Agent or in blank, all in form and substance satisfactory to the Administrative Agent or (ii) in the possession of the Designated Securities Intermediary and accompanied by an allonge executed in blank, all in form and substance satisfactory to the Administrative Agent and the Designated Securities Intermediary has credited such Instrument to the Designated Securities Account;
c.
    subject to clause l. below, in the case of each Uncertificated Security (other than a U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), such Uncertificated Security is either (i) registered on the books and records of the issuer thereof to the Administrative Agent (or its nominee) or (ii) registered on the books and records of the issuer thereof to the Designated Securities Intermediary (or its nominee) and the Designated Securities Intermediary

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has credited such Uncertificated Security to the Designated Securities Account;
d.
    subject to clause l. below, in the case of each Clearing Corporation Security, such Clearing Corporation Security is either (i) credited to a Securities Account of the Administrative Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation, or of an agent or custodian on its behalf), or (ii) credited to a Securities Account of the Designated Securities Intermediary at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Designated Securities Intermediary in such Clearing Corporation Securities Account has been credited by the Designated Securities Intermediary to the Designated Securities Account;
e.
    in the case of each Euroclear Security and Clearstream Security, the actions described in clause (d) above to be taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations; provided, that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Administrative Agent rights substantially equivalent to Control over such Security under the UCC;
f.
    in the case of each U.S. Government Security, such U.S. Government Security is either (i) credited to a Securities Account of the Administrative Agent at a Federal Reserve Bank, or (ii) credited to a Securities Account of the Designated Securities Intermediary at a Federal Reserve Bank and the Security Entitlement of the Designated Securities Intermediary in such Federal Reserve Bank Securities Account has been credited by the Designated Securities Intermediary to the Designated Securities Account;
g.
    in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is either (i) in the possession of the Administrative Agent in the United States or (ii) in the possession of the Designated Securities Intermediary in the United States under an arrangement where the Designated Securities Intermediary has agreed to hold such Tangible Chattel Paper as bailee on behalf of the Administrative

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Agent, and in each case any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent;
h.
    subject to clause m. below, in the case of each General Intangible (including any participation in a debt obligation) of a Grantor organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the relevant Grantor as debtor and the Administrative Agent as secured party and filed (x) in the jurisdiction of organization of such Grantor, in the case of a Grantor that is a “registered organization” (as defined in the UCC) or (y) in such other filing office as may be required under the UCC as in effect in any applicable jurisdiction, in the case of any other Grantor; provided that in the case of a participation in a debt obligation where such debt obligation is evidenced by an Instrument, any of the following: (i) the criteria in clause b. above have been satisfied with respect to such Instrument, (ii) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Administrative Agent (or for the benefit of the Designated Securities Intermediary, and the Designated Securities Intermediary has agreed that it holds the interest in such Instrument as bailee on behalf of the Administrative Agent) or (iii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Administrative Agent rights equivalent to Control over such Instrument under the UCC;
i.
    subject to clause m. below, in the case of each General Intangible (including any participation in a debt obligation) of a Grantor not organized in the United States, such Grantor shall have taken such action as shall be necessary to accord the Administrative Agent rights substantially equivalent to a perfected first-priority (subject only to Permitted Liens) security interest in such General Intangible under the UCC;
j.
    in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the

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Administrative Agent has Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Designated Securities Intermediary and the Designated Securities Intermediary has credited its rights in respect of such Deposit Account or Securities Account to the Designated Securities Account;
k.
    in the case of any money (regardless of currency), that such money has been credited to a Deposit Account or a Securities Account over which the Administrative Agent has Control as described in clause j. above;
l.
    in the case of any Certificated Security, Uncertificated Security or Instrument issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Administrative Agent rights substantially equivalent to those accorded to a secured party under the UCC that has possession or control of such Certificated Security, Uncertificated Security or Instrument;
m.
    in the case of each Portfolio Investment of any Grantor consisting of a Bank Loan, in addition to all other actions required to be taken hereunder, that the following actions shall have been taken:
i.
    in the case of any Portfolio Investment consisting of a Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and a Grantor holds any interest in the loans or other extensions of credit under such loan documents, (x) if the interest owned by such Grantor is evidenced by a separate note or notes, treat such note or notes as an “Instrument” for all purposes hereunder and satisfy the Delivery requirements set forth in clause b. above and (y) ensure that, subject to clause ii. below, all amounts owing to any Grantor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to an account subject to a Control Agreement and no other amounts owing by such underlying borrower or obligated party are remitted to such account;

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ii.
    in the event that any Grantor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any agreement related to any Portfolio Investment) and such Grantor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or other agreements, ensure that (1) all funds held by such Grantor in such capacity as agent or administrative agent is segregated from all other funds of such Grantor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Portfolio Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any single account other than the Agency Account); and (3) within one (1) Business Day (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion) after receipt of such funds, such Grantor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Grantor to an account subject to a Control Agreement;
iii.
    in the case of any Portfolio Investment owned or acquired by a Grantor in connection with which an Affiliate of such Grantor acts as administrative agent or in a similar capacity (each, an “Affiliated Agent”), each Grantor shall ensure that on the Closing Date (with respect to each Portfolio Investment owned on the Closing Date) or otherwise contemporaneously with the acquisition of such Portfolio Investment by such Grantor, the Administrative Agent shall have received an assignment and assumption agreement and/or similar document required for the assignment and transfer of such Portfolio Investment executed by such Affiliated Agent in blank, and (B) such Grantor shall on the Closing Date (with respect to each Portfolio Investment owned on the Closing Date) or otherwise contemporaneously with the acquisition of such Portfolio Investment by such Grantor notify the obligor

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thereunder of the Security Interests granted to the Administrative Agent hereunder and obtain any necessary consent to the Security Interests of the Administrative Agent hereunder (except, in each case, to the extent that the requirement for such consent is rendered ineffective under Section 9‑406 or 9-408 of the UCC); and
n.
    in the case of each Portfolio Investment of any Grantor or other Collateral not of a type covered by the foregoing clauses (a) through (m), that such Portfolio Investment or other Collateral has been transferred to the Administrative Agent in accordance with applicable law and regulation.
(viii)
    Upon the occurrence and during the existence of any Event of Default, the Administrative Agent shall have the right in its sole discretion to convert any Collateral consisting of financial assets credited to the Designated Securities Account to Collateral held directly by the Administrative Agent.
(ix)
    No Grantor shall file any amendment to or termination of a financing statement naming any Grantor as debtor and the Administrative Agent as secured party, or any correction statement with respect thereto, in any jurisdiction until such time as the Secured Obligations (other than contingent obligations for which no claim has been asserted) have been satisfied in full in cash and the Administrative Agent and the Lenders have released their security interests granted hereunder except in connection with a sale, release or other disposition provided for in, and made in compliance with, the Credit Agreement.
(x)
    Each Grantor shall take all steps reasonably requested by the Administrative Agent necessary to grant the Administrative Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
(xi)
    Each Grantor shall deliver or cause to be delivered to the Administrative Agent copies of all Investment Documents related to each Portfolio Investment, which copies shall be true and correct to the best of such Grantor’s knowledge.

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(b)
    Accounts, Etc.
(i)
    Each Grantor shall use all commercially reasonable efforts to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each Account, Chattel Paper or General Intangible (including, without limitation, Accounts, Chattel Paper or General Intangibles which are delinquent, such Accounts, Chattel Paper or General Intangibles to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, Chattel Paper or General Intangibles. The costs and expenses (including, without limitation, reasonable attorneys’ fees actually incurred) of collection of Accounts incurred by such Grantor or the Administrative Agent shall be borne by the Grantors.
(ii)
    Upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, each Grantor will promptly notify (and each Grantor hereby authorizes the Administrative Agent to so notify) each Account Debtor in respect of any Account, Chattel Paper, General Intangible or Instrument that such Collateral has been pledged to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent or its designee; provided that the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Grantor, so notify such Account Debtors and other persons obligated on any such Collateral.
(iii)
    Each Grantor will perform and comply in all material respects with all of its obligations in respect of Accounts, Instruments and General Intangibles.
(c)
    Deposit Accounts and Securities Accounts, Chattel Paper, Investment Property and Letters of Credit; Delivery.
(i)
    No Grantor shall open or maintain any Deposit Accounts or Securities Accounts other than (1) any accounts constituting Excluded Collateral, (2) those listed on the Perfection Certificate attached hereto as Schedule III and (3) such other Deposit Accounts and Securities Accounts as such Grantor shall open and maintain with the prior written consent of the Administrative Agent.

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Each Grantor agrees that it will (A) take any or all reasonable steps (including the specific steps otherwise required by this Section 4) in order for the Administrative Agent to obtain control in accordance with Sections 8‑106, 9‑104, 9‑105, 9‑106, and 9‑107 of the UCC with respect to all of its Securities Accounts, Deposit Accounts, Chattel Paper, Investment Property, and Letter-of-Credit Rights and (B) not transfer assets out of any Deposit Account or Securities Accounts other than as permitted under the Credit Agreement, and, if to another depositary institution or securities intermediary, unless such Grantor, the Administrative Agent, and the substitute depository institution or securities intermediary, as applicable, have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Deposit Accounts, Securities Accounts or other Investment Property shall be modified by the Borrower without the prior written consent of the Administrative Agent.
(ii)
    [Reserved].
(iii)
    Each Grantor, at any time and from time to time, will (a) take such steps as the Administrative Agent may reasonably request from time to time for the Administrative Agent to obtain “control” of any Investment Property or electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (b) otherwise to insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.
(d)
    Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim with a claim for damages that could reasonably be expected to be in excess of $100,000, such Grantor shall promptly notify the Administrative Agent thereof in a writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Agreement granting a security interest in such Commercial Tort Claim to the Administrative Agent.
(e)
    Non‑UCC Property. If the aggregate fair market value (as determined by the Grantor in good faith) of all property of the types described in clauses (1), (2) and (3) of Section 9‑311(a) (security interest subject to other law) of the UCC or any interest in Real Property at any time owned by the Grantor exceeds $100,000 (or the equivalent thereof in other currencies), Grantor shall provide prompt written notice thereof to the Administrative Agent and, upon the request of the Administrative Agent, Grantor shall (i) on or prior to the Closing Date with respect to any such property owned by a Grantor prior to the Closing Date and (ii) with respect to any such property acquired after the Closing Date, promptly (and in any event within

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sixty (60) days following such request from Administrative Agent or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) take such actions (at its own cost and expense) as may be required under the respective United States federal, state or other laws referenced in Section 9‑311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9‑311(a) of the UCC or such other applicable law. Without limiting the foregoing, with respect to any Real Property owned or acquired by a Grantor, such Grantor will grant to the Administrative Agent, a first priority Mortgage on each such interest and shall deliver such other documentation and opinions, in form and substance satisfactory to Agent, in connection with the grant of such Mortgage as Administrative Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred in connection therewith.
(f)
    Subsidiaries. With respect to any Subsidiary Guarantor organized as a limited liability company or limited partnership that is controlled on or after the date hereof by a Grantor, such Grantor shall at no time elect to treat such Grantor’s interest in such Subsidiary Guarantor as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate. If, notwithstanding the foregoing, a Grantor acquires any interest in a Subsidiary Guarantor that is classified as “security” under Article 8 of the UCC and such interest is certificated, then such Grantor shall deliver each original certificate representing such interests to the Administrative Agent, together with appropriate transfer powers executed in blank (the failure to deliver such certificates and transfer power within twenty (20) days (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion) of the date of the creation of such certificates (time being of the essence) shall result in an Event of Default under the Loan Documents without the necessity of notice or the expiration of any cure period with respect thereto notwithstanding anything in the Credit Agreement or the other Loan Documents to the contrary).
(g)
    Voting Rights; Dividends and Interest, etc.
(i)
    Unless and until an Event of Default shall have occurred and is continuing:
o.
    Each Grantor shall be entitled, to the extent not prohibited by the Loan Documents, to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity Interests or other Investment Property or any part thereof for any purpose consistent with the terms of this Agreement and the Loan Documents; provided that with respect to Pledged Equity Interests, such rights and

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powers shall not be exercised in any manner that would be reasonably likely to (a) materially adversely affect the value of such Pledged Equity Interests or other Investment Property, as applicable, or materially adversely affect the validity or enforceability of the security interest created hereunder or (b) cause an Event of Default to occur.
p.
    Each Grantor shall be entitled, to the extent not prohibited by the Loan Documents, to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity Interests or other Investment Property owned by it and consistent with the terms of this Agreement and the Loan Documents; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or other Investment Property, whether resulting from a subdivision, combination or reclassification of the outstanding Pledged Equity Interests or other Investment Property of the issuer of any Pledged Equity Interests or other Investment Property or received in exchange for Pledged Equity Interests or other Investment Property or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral for as long as such is held by the Grantor (provided, that the Grantors shall be permitted to take any action with respect to such noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or other Investment Property not prohibited by the Loan Documents).
(ii)
    During the occurrence and continuance of an Event of Default, all rights of the applicable Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (g)(i) of this Section shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by such Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Grantor and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 10.

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(iii)
    During the occurrence and continuance of an Event of Default, all rights of the applicable Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (g)(i) of this Section shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right, authority and proxy to exercise such voting and consensual rights and powers.
(h)
    Collateral in the Possession of a Bailee. If any Collateral having a value in excess of $100,000 is at any time in the possession of a bailee for a period of ten consecutive days, the applicable Grantor shall promptly (and in any event within ten (10) Business Days) notify the Administrative Agent thereof and shall use commercially reasonable efforts to, within ninety (90) days (or such longer period as Administrative Agent shall approve in its sole discretion), obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee’s agreement to comply, without further consent of the Grantor, at any time with instructions of the Administrative Agent as to such Collateral.
(i)
    Actions Not In Violation of Requirements of Law. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall any Grantor be required to take or refrain from taking any action, in each case, that would violate any Requirement of Law (including, without limitation, the Investment Company Act).
SECTION 5.
    Reporting and Recordkeeping. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Secured Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full in cash:
(a)
    Maintenance of Records Generally. Each Grantor will keep and maintain at its own cost and expense records of its Collateral, complete in all material respects. Each Grantor will mark its books and records pertaining to its Collateral to evidence this Agreement and the Security Interests. All Chattel Paper will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Midcap Financial Trust, as Administrative Agent.” For the Administrative Agent’s further security, each Grantor agrees that the Administrative Agent shall have a security interest in all of such Grantor’s books and records pertaining to its Collateral and, upon the occurrence and during the continuation of any Event of Default, such Grantor shall deliver and turn over full and complete copies of any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent. Upon reasonable notice from the Administrative Agent, each Grantor shall permit any representative of the Administrative Agent, to inspect such books and records and will provide photocopies thereof to

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the Administrative Agent; provided, that such inspection rights shall be subject to any limitations agreed to in the Credit Agreement.
(b)
    Notices. In addition to the notices required by herein and in the Credit Agreement, each Grantor will advise the Administrative Agent promptly, but in no event later than thirty (30) days after the occurrence thereof, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral that is not expressly permitted by the terms of the Credit Agreement, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.
SECTION 6.
    General Authority. Each Grantor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Administrative Agent or otherwise, for the sole use and benefit of the Administrative Agent on its behalf and on behalf of the Lenders, but at such Grantor’s expense, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (subject to the proviso below) all or any of the following:
(iv)
    to file the financing statements, financing statement amendments and continuation statements and any Additional Perfection Documents referred to in Section 4(a)(iii), and to prepare, execute, and deliver any and all documents necessary or incidental to accomplish the matters described in this Section 6, including but not limited to file UCC-3 assignments reflecting the Administrative Agent as assignee of such Grantor with respect to any UCC-1 financing statements filed by such Grantor in connection with Collateral;
(v)
    to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,
(vi)
    to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,
(vii)
    to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof,
(viii)
    prepare, file, and sign such Grantor’s name to a proof of claim in

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bankruptcy or similar document against any Account Debtor, or to any notice of lien, assignment, or satisfaction of lien or similar document in connection with any of the Collateral;
(ix)
    receive, open and dispose of all mail addressed to such Grantor, and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate;
(x)
    use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Collateral;
(xi)
    take any and all such other acts of any kind and nature whatsoever the Agent may find necessary to fulfill such Grantor’s obligations under the Credit Agreement; and
(xii)
    to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral;
provided, however, that the powers described in clauses (ii) through (ix) above may be exercised by the Administrative Agent only if an Event of Default then exists and is continuing. The appointment of the Administrative Agent as each Grantor’s attorney shall be effective as of the date of this Agreement, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full in cash. Any third party may rely upon this document as the Administrative Agent’s authority to continue to exercise this power of attorney until all of the Secured Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full in cash.
SECTION 7.
    Events of Default. The existence or occurrence of any “Event of Default” as provided under the terms of the Credit Agreement shall constitute an Event of Default under this Agreement.
SECTION 8.
    Remedies upon Event of Default.
(a)
    If any Event of Default has occurred and is continuing, the Administrative Agent may, without further notice unless otherwise provided for herein, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including to collect any and all Secured Obligations from the

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Grantors, and, in addition, the Administrative Agent may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent shall give the Borrower not less than ten days’ prior written notice of the time and place of any sale or other intended disposition of Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each Grantor agrees that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).
(b)
    The Administrative Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees during an Event of Default to execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.
(c)
    For the purpose of enforcing any and all rights and remedies under this

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Agreement, the Administrative Agent may (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of the Grantors, and upon the request of the Administrative Agent, forthwith assemble all or any part of its Collateral as directed by the Administrative Agent and make it available at a place designated by the Administrative Agent which is, in the Administrative Agent’s opinion, reasonably convenient to the Administrative Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor’s books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Administrative Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by such Grantor.
(d)
    Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:
(i)
    the Administrative Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Collateral maintained or held thereby and remit the proceeds thereof to the Administrative Agent;
(ii)
    the Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses and take or refrain from taking any action under any thereof, and each Grantor hereby releases the Administrative Agent from, and agrees to hold the Administrative Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Administrative Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction; and
(iii)
    upon request by the Administrative Agent, each Grantor agrees to execute and deliver to the Administrative Agent powers of attorney, in form and substance satisfactory to the Administrative Agent, for the implementation of any

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lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Administrative Agent.
(e)
    Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Administrative Agent for the benefit of the Administrative Agent or the Lenders against all or any part of the Secured Obligations in the manner specified in Section 8.2 of the Credit Agreement.
(f)
    In view of the position of the Grantors in relation to the Investment Property pledged hereunder, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of such Collateral permitted hereunder. The Grantors understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Investment Property pledged hereunder, and might also limit the extent to which or the manner in which any subsequent transferee of such Investment Property could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Investment Property pledged hereunder under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. The Grantors recognize that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of such Investment Property, limit the purchasers to those who will agree, among other things, to acquire such Investment Property for their own account, for investment, and not with a view to the distribution or resale thereof. The Grantors acknowledge and agree that in light of such restrictions and limitations, the Administrative Agent, when exercising remedies when an Event of Default has occurred and is continuing, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Investment Property pledged hereunder or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Grantors acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Investment Property pledged hereunder at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances,

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notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
(g)
    To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Grantors acknowledge and agree that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent for the benefit of itself and the Lenders against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent for the benefit of itself and the Lenders a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Grantors acknowledge that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent’s duties under the Uniform Commercial Code in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Grantors or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
(h)
    Neither the Administrative Agent nor the Lenders shall be required to

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marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent hereunder and of the Administrative Agent in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Grantor hereby irrevocably waives the benefits of all such laws.
SECTION 9.
    Limitation on Duty of Administrative Agent in Respect of Collateral. Beyond reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral of any Grantor in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of the Grantors in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Administrative Agent shall not be liable or responsible for any loss or damage to any of the Grantors’ Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.
SECTION 10.
    Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Grantors shall be applied by the Administrative Agent in the manner set forth in Section 8.2 of the Credit Agreement.
SECTION 11.
    Concerning the Administrative Agent. The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:
(a)
    The Administrative Agent is authorized to take all such action as is provided to be taken by it as the Administrative Agent hereunder or otherwise permitted under the Credit Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or therein, the Administrative Agent may request instructions from

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the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.
(b)
    The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Grantors’ Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantors.
SECTION 12.
    Appointment of Co-Administrative Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Required Lenders and, so long as no Event of Default has occurred or is continuing, the Borrower, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Administrative Agent and the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 11).
SECTION 13.
    Expenses. In the event that any Grantor fails to comply with the provisions of the Credit Agreement, this Agreement or any other Loan Document, such that the value of any of the Grantors’ Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, the Administrative Agent may, but shall not be required to, effect such compliance on behalf of such Grantor, and the Grantors shall jointly and severally reimburse the Administrative Agent for the reasonable and actual out-of-pocket costs thereof on demand. All reasonable insurance expenses and all reasonable expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping such Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other governmental authority on any of such Collateral, or in respect of periodic appraisals and inspections of such Collateral, or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantors jointly and severally; and if the Grantors fail promptly to pay any portion thereof when due, the Administrative Agent may, at its option, but shall not be required to, pay the same and charge the Grantors’ accounts therefor, and the Grantors agree jointly and severally to reimburse the Administrative Agent therefor on demand. All sums so paid or incurred by the Administrative Agent for any of the foregoing and any and all other sums for which the Grantors may become liable hereunder and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees, charges and disbursements of one outside counsel for the Administrative Agent and the Lenders (and, if reasonably necessary, of

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one local counsel in any relevant jurisdiction) and court costs) incurred by the Administrative Agent in enforcing or protecting the Security Interests or any of its rights or remedies thereon shall be payable by the Grantors on demand and, if an Event of Default shall have occurred and be continuing, shall bear interest (after as well as before judgment) until paid at the default rate of interest set forth in the Credit Agreement and shall be additional Secured Obligations hereunder.
SECTION 14.
    Termination of Security Interests; Release of Collateral.
(a)
    Upon the repayment in full in cash of all Secured Obligations (other than contingent obligations for which no claim has been asserted) and termination of all commitments of the Lenders under the Credit Agreement, the Security Interests shall automatically terminate without delivery of any instrument or document or action of any Person and all rights to the Collateral shall revert to the Grantors. Upon any such termination of the Security Interests or release of such Collateral, the Administrative Agent will promptly, at the expense of the Borrower, execute and deliver to the Borrower such releases, termination statements, agreements and other documents as the Grantors shall reasonably request, but without recourse or warranty to the Administrative Agent, including but not limited to written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.
(b)
    The Administrative Agent is authorized to release (and shall release) any Collateral that is either the subject of a disposition not prohibited by the Loan Documents or that has been consented to in accordance with Section 10.2 of the Credit Agreement, and will promptly following written request therefor, at the expense of the Grantors, execute and deliver to the applicable Grantor such releases, termination statements, agreements and other documents as such Grantor shall reasonably request, but without recourse or warranty to the Administrative Agent, including but not limited to written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.
(c)
    Notwithstanding anything herein to the contrary or in any other Loan Document, Portfolio Investments constituting Collateral shall be automatically released from the Security Interests without any action of any party hereto, in connection with any disposition of Portfolio Investments that is permitted under the Credit Agreement.
SECTION 15.
    Notices. All notices, requests and other communications to the Grantors or the Administrative Agent hereunder shall be delivered in the manner required by the Credit Agreement and shall be sufficiently given to the Administrative Agent or any Grantor if addressed or delivered to them at, in the case of the Administrative Agent and the Borrower, its addresses and telecopier numbers specified in the Credit Agreement and in the case of any other Grantors, at their respective addresses and telecopier numbers provided in any Subsidiary

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Guarantee Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the Credit Agreement.
SECTION 16.
    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent in exercising any right or remedy hereunder, and no course of dealing between any Grantor on the one hand and the Administrative Agent or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Administrative Agent would otherwise have. No notice to or demand on the Grantors not required hereunder in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand.
SECTION 17.
    Successors and Assigns. This Agreement is for the benefit of the Administrative Agent and the Lenders and their permitted successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Grantors and their successors and assigns; provided, however, that no Grantor may assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.
SECTION 18.
    Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 19.
    Governing Law; Waiver of Jury Trial, Special Damages.
(a)
    THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK.

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(b)
    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (B) OF THIS SECTION AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
    EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(e)
    EACH GRANTOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE

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TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(f)
    No claim may be made by the Grantors against the Administrative Agent, the Lenders or any of their respective affiliates, directors, officers, employees, or attorneys for any special, indirect or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law each Grantor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.
SECTION 20.
    Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
SECTION 21.
    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instruments.
SECTION 22.
    Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the Grantors have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

OHA INVESTMENT CORPORATION

By:  /s/ Steven Wayne
Name: Steven Wayne
Title: Chief Executive Officer

OHA FUNDING GP, LLC
OHA NEVADA, LLC
OHA ASSET HOLDINGS GP, LLC
OHA FUNDING, LP
OHA ASSET HOLDINGS, LP
OHA ASSET HOLDINGS II, LP
OHA ASSET HOLDINGS III, LP
OHA ASSET HOLDINGS V, LP

By: /s/ Lisa Price
Name: Lisa Price
Title: Secretary

OHA INVESTMENT CORPORATION SUB, LLC

By: OHA Investment Corporation, its sole member

By: /s/ Steven Wayne
Name: Steven Wayne
Title: Chief Executive Officer

[Signature Page to Security Agreement]
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